Exhibit 21.1

SCIENTIFIC GAMES CORPORATION SUBSIDIARIES

Scientific Games Management Corporation (Delaware) (100%)

Scientific Games Holdings Corp. (Delaware) (100%)

Scientific Games Foreign Sales Corporation (Barbados) (100%)

Scientific Games (Greece), Inc. (Delaware) (100%)

Scientific Games Acquisition, Inc. (Delaware) (100%)

Scientific Games Finance Corporation (Delaware) (100%)

Scientific Games International, Inc. (Delaware) (100%)

Scientific Games International GmbH (Austria) (100%)

Scientific Games Royalty Corporation (Delaware) (100%)

Scientific Games Canada Inc. (Ottawa) (100%)

Scientific Games International Limited (UK) (100%)

Scientific Connections SDN BHD (Malaysia) (100%)

Knightway Promotions Limited (UK) (100%)

Norton & Wright Limited (UK)  (99%) / 1% Scientific Games International Limited (UK)

Scientific Connections Limited (UK) (100%)

OPAX Lotteries International Limited (UK) (100%)

Autotote Systems, Inc. (Delaware) (100%)

Autotote International, Inc. (Delaware) (100%)

Autotote Canada Inc. (Ontario) (100%)

NASRIN Services LLC (Delaware) (70%)

Autotote Worldwide Services Limited (Ireland) (100%)

TRACKPLAY LLC (Delaware) (70%)

Autotote Enterprises, Inc. (Connecticut) (100%)

Autotote Keno Corporation (Nebraska) (100%)

Autotote Europe GmbH (Germany) (100%)

AUTOTOTE Deutschland GmbH (Germany) (100%)

TEK Totalisatorservice GmbH (Germany) (50%)

GTS Galopp Totalisator Service GmbH (Germany) (50%)

AUTOTOTE GmbH Oesterreich (Austria) (100%)

Marvin H. Sugarman Productions, Inc. (New York) (100%)

ACRA Acquisition Corp. (New Jersey) (100%)

AUTOTOTE France S.A. (France) (99.96%)

SASO S.A.R.L. (France) (99.6%)

Autotote Panama, Inc. (Panama) (100%)

Autotote Nederland B.V. (the Netherlands) (100%)

Autotote Banen B.V. (the Netherlands) (100%)

Autotote Gaming, Inc. (Nevada) (100%)

Autotote Dominicana Inc. (Delaware) (100%)

Autotote Interactive, Inc. (Delaware) (100%)